UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014 (July 30, 2014)

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Investment

On July 30, 2014, Cyalume Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cova Small Cap Holdings, LLC (“Cova”), Michael G. Barry and Bayonet Capital Fund I, LLC (each, an “Investor”) for the purchase by the Investors of an aggregate of 1,000 units of securities of the Company (the “Units”) for an aggregate purchase price of $2.0 million (or $2,000.00 per Unit), with each Unit comprising (1) one share of Series B Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series B Preferred Stock”), and (2) one share of Series C Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”). 900 of the Units were sold on July 30, 2014, and the remaining 100 Units were sold on August 4, 2014. $1,000,000 of the net proceeds from the sale of the Units was used to pay the amount payable by the Company on July 31, 2014 pursuant to the terms of the Confidential Settlement Agreement and Mutual Release dated as of July 10, 2014, as described in the Current Report on Form 8-K filed by the Company on July 16, 2014 (the “July 16 8-K”), and the balance of the net proceeds are expected to be used for working capital and other general corporate purposes. $250,000 of the purchase price paid by Cova for its Units was paid by means of the satisfaction and cancellation in full of the indebtedness of the Company to Cova incurred on July 10, 2014, in the original principal amount of $250,000, as described in the July 16 8-K.

The shares of Series B Preferred Stock have the rights and preferences set forth in the Certificate of Designation of Series B Convertible Preferred Stock which was filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014 (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, each share of Series B Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) and the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company. Upon the Company’s liquidation, sale to or merger with another corporation or other “Change of Control” (as such term is defined in the Series B Certificate of Designation), each share of Series B Preferred Stock would be entitled to a liquidation preference in an amount equal to the amount per share that would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such event in accordance with the terms of the Series B Certificate of Designation, excluding for purposes of such calculation the liquidation preference payable to the holders of Series A Preferred Stock. Holders of the Series B Preferred Stock are entitled to convert at any time all or any portion of the shares of Series B Preferred Stock into a number of shares of Common Stock initially equal to 35,713.147 shares of Common Stock per share of Series B Preferred Stock (the “Conversion Number”), such that the 1,000 shares of Series B Preferred Stock issued pursuant to the Purchase Agreement will initially be convertible into a number of shares of Common Stock representing approximately 40% of the total number of shares of Common Stock outstanding, calculated on a fully-diluted basis, assuming the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock. The Conversion Number is subject to customary adjustments, including for dividends, stock splits and other reorganizations affecting the Common Stock. In addition, the Conversion Number is subject to anti-dilution protections such that, subject to certain exceptions, if the Company issues or sells shares of Common Stock or other equity securities for no consideration or for consideration that is based on an equity valuation of the Company of less than $2 million in the aggregate, the Conversion Number will be increased to a number such that the Series B Preferred Stock will continue to be exercisable for 40% of the total number of shares of Common Stock outstanding, calculated on a fully-diluted, as-converted basis. Each share of Series B Preferred Stock will automatically convert into shares of Common Stock on the tenth anniversary of its original issuance date, at the then-current Conversion Number. Each share of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible and will be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration.

The shares of Series C Preferred Stock have the rights and preferences set forth in the Certificate of Designation of Series C Preferred Stock which was filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014 (the “Series C Certificate of Designation”). Pursuant to the Series C Certificate of Designation, each share of Series C Preferred Stock ranks senior to the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company. Upon the Company’s liquidation, sale to or merger with another corporation or other “Change of Control” (as such term is defined in the Series C Certificate of Designation), each share of Series C Preferred Stock would be entitled to a liquidation preference equal to the greater of (1) $3,000 per share or (2) $2,000 per share plus any accrued but unpaid dividends, in each case subject to customary adjustments as set forth in the Series C Certificate of Designation (the “Liquidation Value”). Holders of the Series C Preferred Stock are entitled to cumulative quarterly dividends at a rate of 12% per annum, calculated based on an assumed price of $2,000 per share, payable in cash or in kind; provided that to the extent not paid in cash or by issuance of additional shares of Series C Preferred Stock on the last day of each calendar quarter (a “Dividend Payment Date”), all accrued dividends on any outstanding shares of Series C Preferred Stock shall accumulate and compound. In the event the Company has not paid in cash or by the issuance of additional shares of Series C Preferred Stock all accrued dividends on a Dividend Payment Date, at the election of holders of at least 75% of the outstanding shares of Series C Preferred Stock (the “Requisite Holders”), all such dividends accruing on the shares of Series C Preferred Stock will be paid in shares of Series C Preferred Stock. From and after the fifth anniversary of the issuance of the shares of Series C Preferred Stock, the Requisite Holders will have the right to elect to cause the Company to redeem, out of funds legally available therefore, all but not less than all of the then outstanding shares of Series C Preferred Stock, for a price per share equal to the Liquidation Value for such shares. In addition, the Company has the right to redeem at any time, out of funds legally available therefor, all or any portion of the then outstanding shares of Series C Preferred Stock, for a price per share equal to the Liquidation Value for such shares. The Series C Preferred Stock is not convertible into Common Stock or other securities of the Company, and does not have any voting rights.

Pursuant to the terms of the Purchase Agreement, each of Cova and Mr. Barry will have the right, until such time as its or his “Purchaser Threshold Date” (as defined below), to nominate one individual to the Company’s board of directors (the “Board”); provided that Cova, together with its affiliates, shall not have the right to nominate, appoint or elect a total of more than three individuals to the Board, pursuant to the Purchase Agreement and any other agreements or other instruments currently in existence (including the Restated Series A Certificate of Designation, as defined below). “Purchaser Threshold Date” means (1) prior to the date that the Series C Preferred Stock is redeemed in full by the Company in accordance with the terms of the Series C Certificate of Designation, the earlier of the date upon which the applicable Investor (together with its affiliates) holds less than 25% of the shares of Series C Preferred Stock purchased by such Investor at the Closing (as defined below) or 10% of the outstanding Common Stock (on a fully-diluted, as-if converted basis), and (2) after the date that the Series C Preferred Stock is so redeemed in full by the Company, the date upon which the applicable Investor (together with its affiliates) holds less than 10% of the outstanding Common Stock (on a fully-diluted, as-if converted basis). On July 30, 2014, Mr. Barry was appointed to the Board, to fill the previously-existing vacancy on the Board, pursuant to this provision.

In connection with the closing of the sale of Units pursuant to the Purchase Agreement (the “Closing”), the Company, US VC Partners, L.P. (the “Series A Investor”) and JFC Technologies, LLC (“JFC”) entered into a Consent and Waiver Agreement (the “Consent Agreement”) pursuant to which, among other things, the Series A Investor provided certain consents and waived certain rights under the documents related to its acquisition of shares of Series A Preferred Stock (the “Series A Financing”), in order to facilitate the sale of Units pursuant to the Purchase Agreement. In addition, the Series A Investor agreed to the termination of all of the warrants issued to it in connection with the Series A Financing, and JFC agreed to amend the amended and restated promissory note, dated November 19, 2013 (the “JFC Note”), between the Company and JFC, in the original principal amount of $2,100,000, to terminate any right of JFC to receive any warrants otherwise issuable to it upon the conversion of any portion of the JFC Note pursuant to the terms thereof.

Also in connection with the Closing, the Certificate of Designation of the Series A Preferred Stock was amended and restated to modify the rights and preferences of the Series A Preferred Stock, as set forth in the Amended and Restated Certificate of Designation of the Series A Preferred Stock which was filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014 (the “Restated Series A Certificate of Designation”). Among other things, the Restated Series A Certificate of Designation (1) reduced the number of authorized shares of Series A Preferred Stock from 800,000 to 300,000, (2) reduced the “Conversion Price” applicable to the Series A Preferred Stock from $0.65 per share to $0.13664587 per share, (3) removed all references to the warrants originally issued by the Company in connection with the issuance of the shares of Series A Preferred Stock, (4) increased the threshold of shares of Common Stock which the Series A Investor must continue to hold for the holders of Series A Preferred Stock to retain the right to elect to the Board one or more representatives, from 5% of the Common Stock deemed outstanding (on a fully diluted, as-if converted basis) to 10%, and (5) modified the dividend provisions of the Series A Preferred Stock to provide that dividends may only be paid on the Series A Preferred Stock in cash if cash dividends are also paid on the outstanding shares of Series C Preferred Stock on the same Dividend Payment Date.

Also on July 30, 2014 and in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company granted four long-form registrations and unlimited piggy-back registrations to the Investors, subject to certain limitations as set forth in the Registration Rights Agreement, to register the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

Mr. Barry assigned his right to receive the shares of Series B Preferred Stock under the Purchase Agreement to the Michael G. Barry Irrevocable Trust of 2006 (the “Barry Trust”), a trust of which Mr. Barry’s wife serves as the trustee. Accordingly, the Company issued the shares of Series B Preferred Stock otherwise issuable to Mr. Barry under the Purchase Agreement to the Barry Trust, and the Barry Trust signed a joinder to the Purchase Agreement and Registration Rights Agreement.

Cova is a significant stockholder of the Company. Two members of the Board are affiliated with, and designees of, Cova (and a third member of the Board is a designee of the Series A Investor, an entity with which Cova has a number of officers in common). Both Bayonet Capital Fund I, LLC and JFC are controlled by James G. Schleck, a member of the Company’s board of directors (and JFC is also a significant stockholder of the Company).

The foregoing summary provides only a brief description of the Purchase Agreement, the Restated Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the Registration Rights Agreement and the Consent Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 3.1, 3.2, 3.3, 10.2 and 10.5, respectively, and incorporated herein by reference.

Amendment to Loan Agreement

On July 30, 2014, the Company entered into a Sixth Amendment and Limited Consent and Waiver (the “Sixth Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Waiver, dated July 29, 2010 (as subsequently amended, the “Senior Credit Agreement”), by and among the Company, Cyalume Technologies, Inc. (“CTI”), certain of the Company’s direct and indirect domestic subsidiaries party thereto from time to time as guarantors (the “Guarantors” and, together with CTI and the Company, collectively, the “Loan Parties”) and TD Bank, N.A., as administrative agent and lender (the “Lender”). The Sixth Amendment provided for, among other things, certain accommodations, consents and waivers in connection with the transactions contemplated by the Purchase Agreement.

The foregoing summary provides only a brief description of the Sixth Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to JFC Note

Also on July 30, 2014, the Company and JFC entered into Amendment No. 1 to the JFC Note (the “Note Amendment”), as contemplated by the terms of the Consent Agreement. The Note Amendment deleted the provisions of the JFC Note which provided for the issuance of warrants to JFC upon the conversion of a portion of the principal amount of the JFC Note into shares of Series A Preferred Stock in accordance with the terms of the JFC Note, but otherwise did not modify or amend the JFC Note.

The foregoing summary provides only a brief description of the Note Amendment. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Series B Preferred Stock and Series C Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the shares of Series B Preferred Stock and Series C Preferred Stock by the Company under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.  The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described above, on July 30, 2014, the Company appointed Michael G. Barry to serve on the Board, filling an existing vacancy on the Board. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
3.2	Certificate of Designation of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
3.3	Certificate of Designation of Series C Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
10.1	Securities Purchase Agreement, dated July 30, 2014.
10.2	Registration Rights Agreement, dated July 30, 2014.
10.3	Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Waiver, dated July 30, 2014.
10.4	Amendment No. 1 to Amended and Restated Promissory Note, dated July 30, 2014.
10.5	Consent and Waiver Agreement, dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: August 5, 2014

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
3.2	Certificate of Designation of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
3.3	Certificate of Designation of Series C Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 30, 2014.
10.1	Securities Purchase Agreement, dated July 30, 2014.
10.2	Registration Rights Agreement, dated July 30, 2014.
10.3	Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement and Limited Consent and Waiver, dated July 30, 2014.
10.4	Amendment No. 1 to Amended and Restated Promissory Note, dated July 30, 2014.
10.5	Consent and Waiver Agreement, dated July 30, 2014.